CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Sterling Capital National Municipal Bond ETF, Sterling Capital Multi-Strategy Income ETF, and Sterling Capital Hedged Equity Premium Income ETF, each a series of Sterling Capital Funds, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

December 8, 2025

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Sterling Capital Ultra Short Bond ETF and Sterling Capital Short Duration Bond ETF, each a series of Sterling Capital Funds, under the heading “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

COHEN & COMPANY, LTD.

Cleveland, Ohio

December 8, 2025